FIFTH AMENDMENT AND AGREEMENT dated as of August 6, 2001 (this "Amendment"), to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                          ------
Agreement")  among  SAFETY-KLEEN  SERVICES,  INC.,  a  Delaware corporation (the
 --------
"Borrower"), the financial institutions or entities from time to time parties to
 --------
this  Agreement  (the  "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as
                        -------
letter  of credit issuing bank (the "Issuing Lender"), TORONTO DOMINION (TEXAS),
                                     --------------
INC.,  as administrative agent (the "General Administrative Agent"), and THE CIT
                                     ----------------------------
GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent and underwriter (the "Collateral Agent"; collectively with the General Administrative Agent, the
  ----------------
"Underwriters").
  -----------

                               W I T N E S S E T H
                               - - - - - - - - - -


          WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

          1.     Defined  Terms.  Unless  otherwise  defined  herein,  all
                 --------------
capitalized  terms
used  herein  shall  have  the  meanings  given to them in the Credit Agreement.

          2.     Amendment  of Section 1.1.  Section 1.1 of the Credit Agreement
                 -------------------------   -------
is hereby amended by inserting the following new definition in its appropriate alphabetical order:

               "Environmental Letters of Credit:  as defined in Section 3.1(a)."
                -------------------------------

          3.     Amendment  of  Section  3.1(a).  Section  3.1  of  the  Credit
                 ------------------------------
Agreement is hereby amended by replacing Section 3.1(a) in its entirety with the following new Section 3.1(a):

               "(a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the L/C Lenders set forth in
          Section  3.4(a),  agrees  to  issue letters of credit (the "Letters of
                                                                      -------
          Credit")  for  the  account of the Borrower on any Business Day during
          ------
          the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have  no  obligation  to provide any Letter of Credit if, after giving
                                   -------
          effect thereto, (i) the aggregate amount of the L/C Obligations then outstanding would exceed $75,000,000; (ii) the aggregate Extensions of Credit of all of the Lenders would exceed the lesser of (x) the aggregate Revolving Credit Commitments then in effect or (y) the Borrowing Base then in effect and provided, further, that (i) up to
                                               --------  -------
          $40,000,000  of  Letters  of  Credit  shall  be  available solely to backstop automobile, liability, workers' compensation and similar insurance programs; (ii) up to $15,000,000 of Letters of Credit shall be available solely for performance bonds on new bids by Borrower or its Subsidiaries in the United States and (iii) up to $30,000,000 of Letters of Credit shall be available solely to provide additional financial assurance as required for compliance with Environmental Law with respect to those facilities identified in Attachment K to the Consent Agreement and Final Order (CAFO) Between Certain Debtors and the United States Environmental Protection Agency, as Amended on May 16, 2001 ("Environmental Letters of Credit"). Each
                                         -------------------------------
          Letter  of  Credit  shall  (i) be denominated in U.S. Dollars and (ii)
          expire no later than the date which is 60 days after the Maturity Date, provided, however, that Environmental Letters of Credit shall
                 ---------  -------
          expire no later than the date which is 190 days after the Maturity Date."


          4.     Fees.  As  consideration for the Lenders' agreements under this
                 ----
Amendment, the Borrower agrees to pay, upon the execution and delivery hereof, to the General Administrative Agent, for the account of the Lenders, an amendment fee (the "Amendment Fee") in an aggregate amount equal to 1/4 of 1% of
                    -------------
the  Revolving  Credit  Commitments

          5.     Representations  and  Warranties.  After  giving effect to this
                 --------------------------------
Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

          6.     Expenses.  The Borrower agrees to pay and reimburse the General
                 --------
Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

          7.     Miscellaneous.  The  parties  hereto  acknowledge  that,  by
                 -------------
separate agreements executed contemporaneously herewith, Bank of America, N.A. is assigning all of its rights and obligations under the Credit Agreement to GSCP Recovery, Inc. and Toronto Dominion Texas, Inc. is assigning a portion of its rights and obligations under the Credit Agreement to GSC Recovery II, L.P.

          8.     Effectiveness.  This  Amendment  shall  become effective on the
                 -------------
date upon which the General Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower, the Issuing Lender and the Required Lenders and (ii) the Amendment Fee.

          9.     Continuing  Effects.  Except  as  expressly  waived  or amended
                 -------------------
hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          10.     Counterparts.  This  Amendment  may be executed by the parties
                  ------------
hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof

          11.     GOVERNING  LAW.  THIS  AMENDMENT  SHALL  BE  GOVERNED  BY, AND
                  --------------
CONSTRUED  AND  INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         SAFETY-KLEEN  SERV1CES,  INC.



                         By:  /s/  Larry  W.  Singleton
                              ------------------------------
                              Name:  Larry  W.  Singleton
                              Title: C.F.O.
                                     August  7,  2001


                         TORONTO  DOMINION  (TEXAS),  INC.


                         By:  /s/  Jano  Mott
                              ------------------------------
                              Name:
                              Title:


                         TORONTO-DOMINION  BANK,
                         HOUSTON  AGENCY
                           as  Issuing  Lender



                         By:  /s/  Jano  Mott
                              ------------------------------
                              Name:
                              Title:


                         THE CIT GROUP/BUSINESS CREDIT, INC.
                         as Collateral Agent, Underwriter and Lender


                         By:  /s/  Barbara  Perich
                              ------------------------------
                              Name:  Barbara  Perich
                              Title:  Vice  President

                         GSCP  Recovery,  Inc.


                         By:  /s/  Thomas  Inglesby
                              ------------------------------
                              Name:  Thomas  Inglesby
                              Title:


                         GSCP  Recovery  II,  L.P.



                         By:  /s/  Thomas  Inglesby
                              ------------------------------
                              Name:  Thomas  Inglesby
                              Title:


                         BANK  ONE,  NA



                         By:  /s/  Richard  Babcock
                              ------------------------------
                              Name:  Richard  Babcock
                              Title:  First Vice President


                         GOLDMAN  SACHS  CREDIT  PARTNERS,  L.P.


                         By:  /s/  Mark  Denatale
                              ------------------------------
                              Name:  Mark  Denatale
                              Title:  Authorized  Signatory


                         SENIOR  DEBT  PORTFOLIO
                         By Boston Management and Research, as
                           Advisor


                         By:  /s/  Scott  H.  Page
                              ------------------------------
                              Name:  Scott  H.  Page
                              Title:  Vice  President